Board of Directors

Trade Link Wholesalers, Inc.

300 Brickstone Square, Suite 201 Andover, Massachusetts 01810

Re: Registration Statement on Form S-1/A of Trade Link Wholesalers, Inc.

Dear Directors:

You have requested our opinion, as special counsel to Trade Link Wholesalers, Inc., a Nevada corporation (the Company ), in connection with a Registration Statement on Form S-1/A (the Registration Statement ) to be filed with the Securities and Exchange Commission (the

Commission ) under the Securities Act of 1933 (the Act ), as amended, as to the legality of

50,000,000 shares (the Shares ) of common stock of the Company, par value $0.001 per share, which are being registered in the Registration Statement and which are being offered by the Company in a direct primary offering.

As special counsel to the Company in connection with the registration statement, we have made such legal examination and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and have examined originals or copies of the following documents and corporate records:

1.	Articles of Incorporation and any amendments thereto;
2.	Bylaws and any amendments thereto;
3.	The Prospectus, which is included in the Company s Form S-1 Registration Statement;
4.	The Company's resolutions of the Board of Directors authorizing the issuance of the Shares; and
5.	Such other corporate documents and matters as we have deemed necessary to render the following opinion.

Trade Link Wholesalers, Inc.
April 13, 2010

In rendering our opinion, we have relied upon, with the consent of the Company and its members, the representations of the Company and its members and other representatives as set forth in the aforementioned documents as to factual matters only. We have not undertaken any independent investigation to determine or verify any information and representations made by the Company and its members and representatives in the foregoing documents and have relied upon such information and representations in expressing our opinion.

Furthermore, the opinions set forth herein are limited to matters governed by the laws of the State of Nevada and the federal laws of the United States, and no opinion is expressed herein as to the laws of any other jurisdiction.

Based upon and subject to the foregoing, it is our opinion that the 50,000,000 shares of common stock being offered by the Company, when distributed and sold in the manner referred to in the Registration Statement, will be legally issued, fully paid and non-assessable.

We hereby consent to the discussion in the Registration Statement of this opinion, to the filing of this opinion as an exhibit to the Registration Statement, and to the references to our firm under the caption Interest of Named Experts and Counsel in the Registration Statement.

Sincerely,

HARRISON LAW, P.A.